Exhibit B-1(d)



Registered No.1313782

                             ARTICLES OF ASSOCIATION
                                       OF
                                E.ON UK LIMITED/1

     (Articles adopted pursuant to a Special Resolution. dated 17th October, 2001 and incorporating amendments applicable on the re-registration of the company as private, 29 January 2003)

     1.   Adoption of Table A

          In these articles "Table A" means Table A scheduled to the Companies (Table A to F) Regulations 1985 as amended prior to the date of adoption of these articles. The regulations contained in Table A shall, except where they are excluded or modified by these articles, apply to the company and, together with these articles, shall constitute the articles of the company. No other regulations set out in any statute concerning companies, or in any statutory instrument or other subordinate legislation made under any statute, shall apply as the regulations or articles of the company.

     2.   Interpretation

          Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles. In these articles, "address" in relation to electronic communications includes any number or address used for the purposes of such communications. References in these articles to writing include references to any method of representing or reproducing wards in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the directors in their absolute discretion. Headings are far convenience only and shall not affect construction. If, and for so long as, the company has only one member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company,


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1 The company was incorporated on 13th May, 1977 under the name "N.E.C.
(ELECTRONICS) LIMITED and its name was subsequently changed to "THAME MICRO-ELECTRONICS LIMITED" pursuant to a Special Resolution passed on 19th June, 1981, "AMBAR SYSTEMS LIMITED" pursuant to a Special Resolution passed on 6th June, 1963, "WILE SYSTEMS LIMITED" pursuant to a Special Resolution passed on 20th April, 1999, "E.ON UK LIMITED" pursuant to a Special Resolution passed on 2nd July, 2001 and "E.ON UK PUBLIC LIMITED COMPANY" pursuant to a Special Resolution passed on 17th October, 2001.


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Exhibit B-1(d)


     3.   Rights Attached to Shares


          Subject to the provisions of the Act and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may decide. Regulation 2 of Table A shall not apply.

     4.   Unissued Shares

          Subject to the provisions of the Act and to these articles, any unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such tunes and for such consideration and upon such terms and conditions as they way determine.

     5.   Initial Authority to Issue Relevant Securities

          Subject to any direction to the contrary which may be given by the company in, general meeting, the directors are unconditionally authorised to exercise all powers of the company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of adoption of this article or such other amount as may from time to time be authorised by the company in general meeting. The authority conferred on the directors by this article shall Terrain in force for a period of five years from the date of adoption of this article but may be revoked varied or renewed from time to time by the company in general meeting in accordance with the Act.

     6.   Transfer and Transmission of Shares

     6.1 The directors may, in their absolute discretion and without giving any reason for so doing, decline to register any transfer of any share, whether or not it is a fully paid share. Regulation 24 of Table A shall be modified accordingly.

     6.2 A person who becomes entitled to a share by reason of any event (other than death or bankruptcy) giving rise to its transmission by operation of law shall have the same rights of election and other rights as a person. entitled by transmission to a share as a consequence of death or bankruptcy. Regulations 30 and 31 of Table A shall be modified accordingly.

     7.   Notice of General Meetings


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Exhibit B-1(d)


          Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company, and also to the auditors or, if more than one, each of them. The last sentence of Regulation 38 of Table A shall not apply.

     8.   Proceedings at General Meetings

          For all purposes of these articles apart from when the company has only one member, a general meeting of the company or of the holders of any class of its shares shall be valid and effective for all purposes if one person being a duly authorised representative of two or more corporations each of which is a member entitled to vote upon the business to be transacted is present. If, and four so long as, the company has only one member, that member or the proxy for that member or, where that member is a corporation, its duly authorised representative shall be a quorum at any general meeting of the company or of the holders of any class of shares. Regulation 40 of Table A shall be modified accordingly.

     9.   Votes of Members

          At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative and every proxy for any member (regardless of the number or the holdings of the members for whom he is a proxy) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 of Table A shall not apply,

     10.  Members may Vote When Money Payable by Them

          Regulation 57 of Table A shall not apply.

     11.  Receipt of Proxies

          The appointment of a proxy must:

          (i) in the case of an appointment which is not contained in an electronic communication, be received at the office (or at such other place or by such person as may be specified or agreed by the directors) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the directors) any authority under which it is -made or a copy of the authority, certified notarially or in some other manner approved by the directors;


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Exhibit B-1(d)


          (ii) in the case of an appointment contained in an electronic communication, where an address has been specified or agreed by the directors for the purpose of receiving electronic communications, be received at such address before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in same other manner approved by the directors, must, if required by the directors, be received at the office (or at such other place or by such person as may be specified or agreed by the directors) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

          (iii) in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid before the time appointed for the taking of the poll, and an appointment of a proxy which is not received in a manner so permitted shall be invalid.

          Regulation 62 of Table A shall not apply.

     12.  Alternate Directors

          Any director (other than an alternate director) may appoint any other director, or any other person who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

     13.  Power to Provide for Employees

          The directors may by resolution exercise any power conferred by the Act to make provision far the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

     14.  Power to Receive Uncalled Moneys

          The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and remaining unpaid on any shares held by loam..

     15.  Delegation of Directors' Powers

          The directors may delegate any of their powers (with power to sub-delegate) to committees consisting of such person or persons (whether


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Exhibit B-1(d)


          directors or not) as they think fit. Regulation 72 of Table A shall be modified accordingly and references in Table A to a committee of directors or to a director as a member of such a committee shall include a committee established under this article or such person or persons.

     16.  Appointment and Removal o(pound) Directors by Majority Shareholders

          Any member holding, or any members holding in aggregate, a majority in nominal value of such of the issued share capital for the time being of the company as carries the right of attending and voting at general meetings of the company may by memorandum in writing signed by or on behalf ,of him or them and delivered to the office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint up to two directors as "Executive Directors" and up to two directors as "NonExecutive Directors" (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed). Regulation 90 of Table A shall not apply. In this article references to in writing include the use of electronic communications.

     17.  Appointment of Directors by Board

          Without prejudice to the powers conferred by any other article, any person may be appointed a director by the directors, either to fill a vacancy or as an additional director.

     18.  Age of Directors

          No person shall be disqualified from being appointed or elected as a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age. It shall not be necessary by reason of a person's age to give special notice under the Companies Acts of any resolution in connection with his election. However, any director who is of the age of 70 or more shall retire in accordance with these articles. Where the board convenes any general meeting of the company at which, (to the knowledge of the board) a director will be proposed for election or re-election who at the date four which the meeting is convened will have attained the age of 70 years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any election or reelection of that director, at that meeting.

     19.  Directors' Shareholding Qualification

          No shareholding qualification for directors shall be required.


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Exhibit B-1(d)


     20.  Exclusion of Rotation Requirements and Other Provisions

          Regulations 73 to 80 (inclusive) and the last sentence of Regulation 84 of Table A shall not apply.

     21.  Disqualification and Removal of Directors

          The office of a director shall be vacated not only upon the happening of any of the events mentioned in Regulation 81 of Table A but also if he is removed from office pursuant to these articles. Regulation 81 of Table A shall be modified accordingly.

     22.  Directors' Fees

          Each of the directors shall be paid a fee at such rate as may from. time to time be determined by the board.

     2.   Expenses

          Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct: of the company's business or in the discharge of his duties as a director.

     24.  Directors' Gratuities and Pensions

          The directors may exercise all the powers of the company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director car former director or the relations, connections or dependants of any director or former director who holds or has held any executive office or employment with the company oar with any body corporate which is or has been a subsidiary of the company or with a predecessor in business of the company or of any such body corporate and may contribute to any fund and pay premiums for the purchase or provision of any such benefit. No director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company. Regulation 87 of Table A shall not apply.

     25.  Location of Board Meetings

          Unless directed otherwise in wanting by any member or members holding in aggregate, a majority in nominal value of such of the issued share capital for the time being of the company as carries the right of


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Exhibit B-1(d)


          attending and voting at general meetings of the company, all meetings of the board of directors of the company shall be held in the United Kingdom, preferably at the registered offices of the company.

          All or any of the members of the board may participate in a meeting of the board by means of a conference by telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

     26.  Notice of Board Meetings

          Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose, or by any other means authorised in writing by the director concerned. Notice shall be given in this manner- to all directors including any director who is for the time being absent from the United Kingdom. A director may waive notice of airy meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the directors may decide. Regulation 88 of Table A shall be modified accordingly.

     27.  Quorum at Directors' Meetings

          No business shall be transacted at any meeting of the directors unless a quorum is present. A quorum shall exist at any directors' meetings if at least one Executive Director and at least one Non-Executive Director are present or represented by an alternate, Regulation 89 of Table A shall not apply.

     28.  Voting at Directors' Meetings

     28.1 No resolution of the directors in respect of any of the following matters shall be effective unless at least one Executive Director (or an, alternate director attending the meeting on behalf of an Executive Director) and at least one Non-Executive Director (or an alternate director attending the meeting on behalf of a Nom-Executive Director) shall have voted in favour of the resolution:

          (i) the issue or allotment of any share capital of the Company to any person other than an existing member of the Company or a nominee of an existing member or the creation of any option or right to subscribe or acquire, or convert any security into, any share capital of the Company;


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Exhibit B-1(d)


          (ii) making any investment, or the liquidation of any investment made by the Company, in any other person or business [other than investments approved by a finance committee appointed under article 16;]

          (iii) the acquisition or disposal of any asset, property or undertaking of the Company;

          (iv) the raising of any indebtedness other than by way of trade credit on normal commercial terms and in the ordinary course of the business of the Company as at the date of adoption of this article, or the variation or termination of any agreement for the raising of any such indebtedness (including without limitation early repayment),

          (v) the creation or redemption of any mortgage, charge, debenture, pledge, lien or other encumbrance or security interest over any of the assets, property, undertaking or uncalled capital of the Company;

          (vi) the entry by the Company into any agreement involving the giving of arty guarantee in respect of any third party's obligations or liabilities, or the assumption of obligations or liabilities of any third party;

          (vii) the entering into, variation or termination of any agreement or arrangement outside the ordinary scope of the business of the Company or which is intended to bind the Company for longer than 12 months, any material change in the nature or scope of the business of the Company, including the introduction or discontinuance of any field of activity and the relocation or expansion of the business of the Company;

          (ix) the commencement or settlement in any jurisdiction of legal or arbitration proceedings other than routine debt col lection; and

          (x) any appointment of or change to the composition of any committee of the board [pursuant to article 16 above.)

     28.2 Resolutions of the directors in respect of all other matters shall be decided by majority of the votes cast and each director shall have one vote, An alternate director shall have one vote for each director for whom he is acting as alternate, in addition to his own vote if he is a director. In the case of an equality of votes, the chairman shall not have a second or casting vote. Regulation 88 of Table A shall be modified accordingly.


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Exhibit B-1(d)


     29.  Resolution in Writing

          A resolution in writing signed by all the directors for the time being entitled to receive notice of a meeting of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the directors may decide. Regulation 93 of Table A shall not apply.

     30.  Directors May Vote When Interested

          A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with the Act. Subject where applicable to such disclosure, a director shall be entitled to vote in respect of any contract or proposed contract in which he is interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether a quorum is present. A reference in this article to a contract includes any transaction or arrangement (whether or not constituting a contract). Regulations 94 and 95 of Table A shall not apply,

     31.  Official Seal

          The company may exercise all the powers conferred by the Act with regard to having any official seal and such powers shall be vested in the directors. Subject to the provisions of the Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, as the directors may from time to time determine,

     3.2. Notices

          Any notice or other document may be served on or sent or delivered to any member by the company either personally, or by sending it by post addressed to the member at his registered address, or by leaving it at that address addressed to the member, or, where appropriate, by using electronic communications to an address for the time being notified by the member concerned to the company for that purpose, or by publication on a web site in accordance with the Act, or by any other means authorised in writing by the member concerned. In the case of joint holders of a share service;, sending or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service


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Exhibit B-1(d)


          on or sending or delivery to all the joint holders. Regulation 112 of Table A shall not apply,

     33.  Time of Service

          Any notice or other document, if sent by the company by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left by the company at a registered address otherwise than by post, or sent by electronic communications shall be deemed to have been served or delivered when it was so left or sent. Regulation 115 of Table A shall not apply.

     34.  Indemnity of Officers

          Subject to the provisions of the Companies Acts, the company may indemnify any director other officer against any liability and may purchase and maintain for any director or other officer insurance against any liability. Subject to those provisions but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the company shall be indemnified out of the assets of the company against any liability incurred by him as a director or other officer of the company, in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or he is acquitted or in connection with any application under the Companies Acts in which relief is granted to him by the court.

          For the purposes of this article no person appointed or employed by the company as an auditor is an officer of the company.